Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:
Ryan Leverenz
Lew Leverenz Associates
(415) 999-1418
ryan.leverenz@gmail.com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir@naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436.7869
ir@naturallyadvanced.com

Naturally Advanced Technologies and Westex Enter Development Agreement for CRAiLAR Flax Fiber

VANCOUVER, B.C. and PORTLAND, Ore. (September 22, 2011) - Naturally Advanced Technologies Inc. (NAT) (OTCBB: NADVF) (TSXV: NAT) today announced that it has entered into a short term CRAiLAR® Flax fiber development agreement with Westex Inc., the premier manufacturer of flame resistant and arc rated protective clothing fabrics. The development agreement begins in September 2011 to support evaluation of processing CRAiLAR Flax fiber for Westex products used in electrical maintenance, electric and gas utilities, oil, gas, petrochemical, chemical, military, and ferrous metals industries.

"With Westex, we have an opportunity to evaluate CRAiLAR as an apparel and uniform ingredient across a number of industrial and municipal categories where flame resistance is critical," said Ken Barker, CEO of NAT. "This agreement is a logical progression of our previously announced development agreement in the work wear category, and further illustrates the diverse industry applications of CRAiLAR Flax fiber and its potential to enhance performance in those categories."

Since March 2011, NAT has signed development or purchasing agreements with HanesBrands, Georgia-Pacific, Levi Strauss & Company, Cintas Corporation, and Ashland Inc.

About Westex Inc.

Established in 1919, Westex has more than 50 years of experience in the manufacturing of flame resistant fabrics. It is the premier manufacturer of cotton and cotton-blended flame resistant and arc rated protective clothing fabrics which include Westex® UltraSoft®, UltraSoft AC® and Indura® fabrics. It is headquartered in Chicago, Ill. and can be found online at www.westex.com.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. develops renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers. The Company, through its wholly owned subsidiary, CRAiLAR® Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. CRAiLAR technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

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